Exhibit 23.02



                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors of
The Travelers Inc. (formerly
Primerica Corporation)


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101 and 33-52281),
the Registration Statements on Form S-8 (Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-28437, 33-7665, 33-28110, 33-43883, 33-21099, 33-29711, 33-47437,
33-39025, 33-40469, 33-38109, 33-50206, 33-39985, 33-51353, 33-51769, 33-51783,
33-52027 and 33-52029) and the Registration Statements on Form S-4 (Nos. 33-37089, 33-25532, 33-63236 and 33-51201) of The Travelers Inc. (formerly
Primerica Corporation), of our report dated January 24, 1994, relating to our audit of the preacquisition consolidated balance sheets of The Travelers Corporation and Subsidiaries (the "Company") as of December 31, 1993 and 1992, and the related preacquisition consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1993, which include only those accounts of the Company immediately prior to it being acquired and were prepared for the purpose of complying with the requirements of the Staff of the Securities and Exchange Commission, which report is included in the Annual Report on Form 10-K for the period ended December 31, 1993, of The Travelers Inc. These preacquisition consolidated financial statements are not intended to be a complete presentation of the Company's financial statements after its acquisition.



                                                          /s/ Coopers & Lybrand

Hartford, Connecticut
March 29, 1994